UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 15, 2007 (May 15, 2007)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 8, 2007, the Company entered into a $400 million amended and restated credit agreement (the “Senior Credit Agreement”) with Wells Fargo Bank, National Association, as agent, Wells Fargo Bank, National Association and The Royal Bank of Scotland, plc, as co-lead arrangers and joint bookrunners, and each lender from time to time party thereto, as previously disclosed. In addition, as previously disclosed, on May 8, 2007, the Company entered into a five-year second lien credit agreement (the “Second Lien Credit Agreement” and, together with the Senior Credit Agreement, the “Credit Agreements”) with Credit Suisse, as agent, and each lender from time to time party thereto.

The bank presentation to be used in connection with the syndication of the Credit Agreements contains the information set forth in Exhibit 99.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits

Exhibit Number	Description
99.1	Bank Presentation Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: May 15, 2007	/s/ E. Joseph Grady

E. Joseph Grady

Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Bank Presentation Information